SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                November 6, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                            1-3492                  No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On November 6, 2003 registrant issued a press release entitled "Halliburton Reaches Agreement in Principle to Limit Cash Required for Asbestos Settlement to $2.775 Billion."

         The text of the press release is as follows:

            Halliburton Reaches Agreement in Principle to Limit Cash
               Required for Asbestos Settlement to $2.775 Billion

HOUSTON, Texas -- Halliburton and the asbestos claimants committee with whom it has been negotiating a proposed asbestos settlement for its DII Industries, Kellogg Brown & Root and other subsidiaries jointly announced today that they have reached an agreement in principle to limit the cash required to settle pending asbestos and silica claimants currently subject to definitive agreements to $2.775 billion. The proposed debtor entities currently are parties to such definitive agreements with attorneys representing more than 95% of the current asbestos and silica claimants.

The company and the representatives of current claimants have agreed that if, at the completion of medical due diligence for current claims, the cash amounts provided in the current settlement agreements is greater than $2.775 billion, the total cash payment to each claimant would be reduced pro rata so that the aggregate of payments would not exceed $2.775 billion.

The terms of this revised settlement still must be approved by 75% of known present asbestos claimants. Despite reaching the agreement in principle, there can be no assurance that such approval will be obtained, that all members of the asbestos claimants committee and other lawyers representing affected claimants will support the revised settlement or that claimants represented by members of the asbestos claimants committee and other affected claimants will vote in favor of the revised plan of reorganization.

The proposed debtor subsidiaries of the company will promptly prepare and circulate a supplement to the disclosure statement mailed in late September to known current claimants for the purpose of soliciting acceptances of a revised plan of reorganization that incorporates the revised terms to effect the agreement in principle. The previous November 19, 2003 deadline for submission of acceptances announced today will also be extended to allow time for receipt and review of the disclosure statement supplement. The new deadline for acceptances will be announced when the supplemental disclosure statement is mailed. The additional time needed to solicit acceptances to the revised plan of

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reorganization  will  likely  delay any  Chapter  11 filing  until  sometime  in
December, assuming that the necessary acceptances are promptly received and the remaining product identification due diligence is timely provided. The agreement in principle is conditioned upon a Chapter 11 filing on or before December 31, 2003.

Halliburton has also agreed that two-thirds of approximately $486 million, or $326 million, of the $2.775 billion cash amount will be paid on the earlier of 5 days prior to the anticipated Chapter 11 filing by the affected Halliburton subsidiaries and December 31, 2003, so long as product identification due diligence information on those claims has been timely provided and Halliburton believes that a satisfactory number of claimants have provided acceptances to the proposed plan of reorganization prior to time for payment. The representatives of the current claimants have agreed to accelerate their submission of remaining medical and product identification due diligence information. Subject to the proration described above, the remaining one-third of these claims will be guaranteed by Halliburton and paid on the earlier of six months after a Chapter 11 filing and the date on which the order confirming the proposed plan of reorganization becomes final and non-appealable.

In connection with reaching this agreement in principle, Halliburton's management intends to recommend to its Board that the company pursue this private settlement in lieu of possible legislation, including S. 1125, the "Fairness in Asbestos Injury Resolution Act of 2003." Because of the lack of certainty and because of the lack of clarity of the terms of any legislation, if it were passed, including certainty or finality in funding, payments and litigation procedures, Halliburton believes that such legislation could make it possible for the company to pay more money in the future for asbestos and silica claims.

Remaining conditions to a Chapter 11 filing by the affected Halliburton subsidiaries include availability and effectiveness of the definitive financing arrangements, approval of the plan of reorganization by required creditors, including at least 75% of known present asbestos claimants, and Halliburton board approval.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.

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NOTE: The  statements in this press release that are not historical  statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from
the  results   expressed  or  implied  by  the   statements.   These  risks  and
uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes,
patent  infringements  and  environmental  matters,   legislation,   changes  in
government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.


                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     November 6, 2003             By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary